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                                                                   EXHIBIT 10.5c

                    THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

     THAT EMPLOYMENT AGREEMENT made as of the 1st day of July, 1991, by and between THE WISER OIL COMPANY, a Delaware corporation, and ANDREW J. SHOUP, JR. (as heretofore amended, the "Agreement") is hereby amended in the following respects only:

     FIRST:  Section 1.03 of the Agreement is hereby amended to add a new
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sentence to the end thereof to read as follows:

     Notwithstanding the foregoing, Employee hereby agrees to accept a voluntary, temporary reduction in his Base Salary to a rate of $200,000 per annum, with respect to the period commencing on January 1, 1999 and continuing for at least 12 months thereafter. At any time after the end of such 12-month period, Employee may, by written notice to Wiser, reinstate Employee's Base Salary to his annual rate of Base Salary in effect immediately prior to his voluntary reduction in Base Salary. Thereafter, Employee's Base Salary shall be paid to him at the reinstated rate with respect to the period of his employment that begins on the effective date of such reinstatement, subject to such increases in Base Salary as may be determined from time to time by the Board. The effective date of such reinstatement shall be the first day of the first pay period following Wiser's receipt of Employee's notice of reinstatement or as otherwise agreed to by the parties.

     SECOND:  Section 1.08 of the Agreement is hereby amended by restating
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subsection (a) thereof in its entirety to read as follows:

          (a) If Employee's employment with Wiser is terminated by Wiser or by Employee for any reason (other than by Wiser for Cause or by reason of the death of Employee) within twelve months following a Change of Control of Wiser, Employee shall be paid, within 30 days following such termination, an amount in cash equal to the sum of:

               (i) an amount equal to the product of (A) the amount equal to 12 times the highest monthly base salary paid or payable, including any base salary that has been earned but deferred, to Employee by Wiser and its subsidiaries in respect of the 60-month period immediately preceding the month in which his employment terminated, multiplied by
          (B) three, plus

               (ii) the amount equal to the premium cost or other amount paid by Wiser during the one-year period preceding Employee's termination of employment to provide Employee with (A) life, health and disability insurance benefits, and (B) the use of an automobile for such year, plus
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              (iii)  the amount of the additional payment, if any, determined pursuant to Section 1.09.

     THIRD:   Section 1.08(b) is hereby amended to add a new paragraph (6) to
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the end thereof to read as follows:

          (6) "Cause" shall mean a termination of Employee's employment pursuant to Section 2.03 for actual fraud or embezzlement by Employee in respect of Wiser or its subsidiaries.

     FOURTH:  Section 2.01 of the Agreement is hereby amended by restating the
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last sentence thereof in its entirety to read as follows:

          Upon delivery to Employee of such notice, together with payment of any Base Salary accrued to the date of termination under Section 1.03 hereof, Employee's employment and all obligations of Wiser under Article I hereof (other than its obligations, if any, under Sections 1.08 and 1.09) shall forthwith terminate.

     FIFTH:   Section 2.03 of the Agreement is hereby amended by restating the
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last sentence thereof in its entirety to read as follows:

          Upon such termination, Employee shall be entitled to any Base Salary accrued under Section 1.03 hereof and any award under Section 1.04 hereof previously earned by Employee but not paid, and all of Wiser's obligations under Article I hereof (other than its obligations, if any, under Sections
     1.08 and 1.09) shall forthwith terminate.

     IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the 1st day of January, 1999.


                                    ANDREW J. SHOUP, JR.
                                    THE WISER OIL COMPANY



                                    By
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                                       Name:
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                                       Title:
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